Exhibit 99.1 NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2018 First Quarter Results

•	2018 Q1 revenue up 9% to $11.9 million
o	Machine revenue up 6% to $4.5 million
o	Non-machine revenue up 12% to $7.4 million
•	Backlog expanded over 20% to $26.1 million at quarter end
•	Reaffirming 2018 revenue growth in excess of 20%

NORTH HUNTINGDON, PA, May 10, 2018 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the first quarter ended March 31, 2018.

“Our growth and technology development activities are off to a solid start and are on track to meet our 2018 targets.  Total revenue grew by 9%, or 13% on a non-GAAP basis after excluding $0.3 million in revenue from our exited specialty machining operation from the first quarter of 2017.  The number of machines that we recognized in revenue in the quarter increased to six from five in the prior year, backlog expanded by nearly $5 million from December 2017 and machines that have been shipped to customers and are yet to be recognized in revenue totalled eight at the end of the quarter.  Given this level of backlog, together with our robust pipeline, scheduled shipments and our available inventory, we expect our first half revenue to be in line with our full year guidance of growth in excess of 20%.  Revenue growth at this rate is market leading performance and differentiates ExOne both in our growth potential as well as the increasing industrial acceptance of our binder jetting technology,” stated Jim McCarley, ExOne’s Chief Executive Officer.

He continued, “Operationally, we are on plan to meet our aggressive technical improvement goals, and we are driving continuous improvement in our team composition, cost structure, and business processes.  We realized year-over-year gross margin improvement this quarter and expect this to continue throughout 2018.  Likewise, we are spending R&D dollars on key machine capability improvements with our lead project, the development of a large format fine powder printer, and expect to begin printing trials this quarter.”

First Quarter Revenue – Non-Machine Revenue Drives Growth

	Quarter Ended
(in millions)	March 31,				% Change
Revenue by Product Line	2018		2017
3D Printing Machines	$4.5	38%	$4.3	39%	6%
3D Printed and Other Products, Materials and Services	7.4	62%	6.6	61%	12%
Total Revenue	$11.9	100%	$10.9	100%	9%

Consolidated revenue for the 2018 first quarter grew 9% over the prior-year first quarter.  Excluding $0.3 million of revenue attributable to a product line that the Company has exited, the comparable revenue grew 13% on a non-GAAP basis.

Machine revenue was up 6% to $4.5 million.  Six machines were sold in the 2018 first quarter as compared with five in the 2017 first quarter.

Non-machine revenue (3D printed and other products, materials and services) was up 12% to $7.4 million in the first quarter of 2018, compared with the prior year.  This increase was principally driven by higher revenue in the Company’s direct production service center operations and, to a lesser extent, increased consumable material and service revenue based on a growing installed base.  These increases were offset with the absence of revenue from the 2017 exit of a specialty machining operation and lower revenue on indirect service centers due principally to machine sales to previous service center customers.

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The ExOne Company Reports 2018 First Quarter Results

May 10, 2018

Excluding $0.3 million of revenue attributable to the exited specialty machining product line, the comparable non-machine revenue grew by 17% on a non-GAAP basis.

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter.  ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

First Quarter Operations – Improving Gross Margin, Accelerated Investments

($ in millions, except per-share amounts)	Q1 2018	Q1 2017	Change	% Change
Gross profit	$2.6	$1.6	$1.0	63%
Gross margin	22.0%	14.7%
Operating loss	$(6.4)	$(6.7)	$0.3	4%
Net loss	$(6.4)	$(6.8)	$0.4	6%
Diluted EPS	$(0.40)	$(0.42)	$0.02	5%

Gross profit of $2.6 million benefited from revenue growth and, when compared with the prior-year first quarter, a reduction of certain costs including restructuring, asset impairment and inventory reserve charges.  The current period was negatively impacted by $0.2 million of exit costs and asset impairments associated with the Company’s previously discussed consolidation of its former production service center in Italy into its German adoption center, with the consolidation completed in February 2018.

R&D expense of $2.8 million for the quarter was up $0.8 million compared with the 2017 first quarter.  The increase is in alignment with the Company’s strategy to accelerate new product development activities during 2018.

SG&A expense was $6.2 million compared with $6.3 million in the 2017 first quarter.  The decrease was due to the absence of intangible asset impairment and bad debt charges incurred in the prior-year quarter, partially offset by higher personnel and consulting and professional costs.

The 2018 first quarter net loss was $6.4 million, or $0.40 per share, compared with a $6.8 million net loss, or $0.42 per share, in the first quarter of 2017.  The improved net loss was principally due to higher gross profit on higher revenue, partially offset by an increase in research and development spending to support the Company’s growth strategy.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, was a $4.5 million loss in the 2018 first quarter, compared with a $3.8 million loss in last year’s first quarter.  ExOne management believes that, when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), Adjusted EBITDA assists in the understanding of its financial results.  See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss (most directly comparable GAAP measure) to Adjusted EBITDA for the quarters ended March 31, 2018 and 2017.

Capitalization – Cash Invested in Inventory Production to Support Growth

Cash, cash equivalents and restricted cash as of March 31, 2018 were $16.9 million, compared with $22.2 million at December 31, 2017.  Cash used for operating activities in the 2018 first quarter was $4.8 million, compared with cash provided by operating activities of $0.2 million in the first quarter of 2017.  The use of cash included an increase of $3.5 million in inventories to support the Company’s higher backlog and anticipated growth in 2018.  Cash capital expenditures were $0.5 million and $0.2 million in the 2018 and 2017 first quarters, respectively.  In 2018, the Company expects cash capital expenditures of $1 to $1.5 million.

Outlook – Reaffirming 2018 Revenue Growth and Additional R&D Expectations

Mr. McCarley concluded, “Our outlook for the remainder of 2018 and beyond remains positive.  It is driven by the expanding level of adoption we are seeing in both binder jetting printing activity and ExOne’s binder jetting printing technology.  There is a strong pull emerging in the market place for binder jetting technology and this gives us confidence that accelerating our investments and improving our responsiveness to our customers’ demands, creates a clear path for ExOne to achieve sustainable and profitable growth in 2019.”

Webcast and Conference Call

ExOne will host a conference call and live webcast on Thursday, May 10 at 4:45 p.m. Eastern Time.  During the conference call and webcast, management will review the financial and operating results for the 2018 first quarter, along with ExOne’s

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The ExOne Company Reports 2018 First Quarter Results

May 10, 2018

corporate strategies and outlook.  A question-and-answer session will follow.  The teleconference can be accessed by calling (201) 689-8470.  The webcast can be monitored on the Company’s website at www.investor.exone.com/.

A telephonic replay of the conference call will be available from 7:45 p.m. ET on the day of the teleconference through Thursday, May 17, 2018.  To listen to a replay of the call, dial (412) 317-6671 and enter the conference ID number 13678636, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers.  ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines.  ExOne’s machines serve direct and indirect applications.  Direct printing produces a component; indirect printing makes a tool to produce a component.  ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (EACs) and Production Service Centers (PSCs).  ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products.  The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s reports and those identified elsewhere in its Annual Report on Form 10-K, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the Company’s ability to generate operating profits; fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s ability to continue as a going concern; the impact of customer specific terms in machine sale agreements on the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency; the adequacy of sources of liquidity; the scope, sufficiency of funds for required capital expenditures, working capital, and debt service; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities, production service centers (“PSCs”) or ExOne Adoption Centers (“EACs”); the adequacy of ExOne’s protection of its intellectual property; and expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K that could cause actual results to differ from these forward-looking statements.

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The ExOne Company Reports 2018 First Quarter Results

May 10, 2018

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports 2018 First Quarter Results

May 10, 2018

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended		%
	March 31,		Change
	2018	2017
Revenue	$11,893	$10,869	9%
Cost of sales	9,277	9,266	0%
Gross profit	2,616	1,603	63%
Gross margin	22.0%	14.7%
Research and development	2,795	1,999	40%
Selling, general and administrative	6,202	6,263	(1%)
	8,997	8,262	9%
Operating loss	(6,381)	(6,659)	4%
Interest expense	33	22	50%
Other (income) expense ̶ net	(46)	110	NM
	(13)	132	NM
Loss before income taxes	(6,368)	(6,791)	6%
Provision for income taxes	17	—	NM
Net loss	$(6,385)	$(6,791)	6%
Net loss per common share:
Basic	$(0.40)	$(0.42)	5%
Diluted	$(0.40)	$(0.42)	5%
Weighted average shared outstanding (basic and diluted)	16,139	16,029

NM:  Not Meaningful

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The ExOne Company Reports 2018 First Quarter Results

May 10, 2018

The ExOne Company
Consolidated Balance Sheet
(in thousands, except per-share and share amounts)

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$15,222	$21,848
Restricted cash	1,634	330
Accounts receivable ̶ net of allowance of $1,199 (2018) and $1,193 (2017)	5,272	8,647
Inventories ̶ net	18,603	15,430
Prepaid expenses and other current assets	3,188	1,710
Total current assets	43,919	47,965
Property and equipment ̶ net	47,536	46,797
Intangible assets ̶ net	—	62
Other noncurrent assets	870	736
Total assets	$92,325	$95,560
Liabilities
Current liabilities:
Current portion of long-term debt	$138	$137
Current portion of capital leases	19	15
Accounts payable	5,591	4,291
Accrued expenses and other current liabilities	5,700	6,081
Deferred revenue and customer prepayments	8,752	8,282
Total current liabilities	20,200	18,806
Long-term debt ̶ net of current portion	1,473	1,508
Capital leases ̶ net of current portion	46	36
Other noncurrent liabilities	1	1
Total liabilities	21,720	20,351
Contingencies and commitments
Stockholders' equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 16,149,617 (2018) and 16,124,617 (2017) shares issued and outstanding	161	161
Additional paid-in capital	174,097	173,718
Accumulated deficit	(95,571)	(89,186)
Accumulated other comprehensive loss	(8,082)	(9,484)
Total stockholders' equity	70,605	75,209
Total liabilities and stockholders' equity	$92,325	$95,560

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The ExOne Company Reports 2018 First Quarter Results

May 10, 2018

The ExOne Company
Statement of Consolidated Cash Flows
(in thousands)

(Unaudited)

	Quarter Ended
	March 31,
	2018	2017
Operating activities
Net loss	$(6,385)	$(6,791)
Adjustments to reconcile net loss to net cash (used for) provided by operations:
Depreciation and amortization	1,488	2,307
Equity-based compensation	379	561
Amortization of debt issuance costs	5	2
Provision for bad debts ̶ net	9	123
Provision for slow-moving, obsolete and lower of cost or net realizable value inventories ̶ net	16	427
Loss (gain) from disposal of property and equipment ̶ net	9	(8)
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	3,518	944
Increase in inventories	(3,486)	(295)
Increase in prepaid expenses and other assets	(1,351)	(902)
Increase in accounts payable	1,244	787
Decrease in accrued expenses and other liabilities	(511)	(195)
Increase in deferred revenue and customer prepayments	219	3,203
Net cash (used for) provided by operating activities	(4,846)	163
Investing activities
Capital expenditures	(483)	(249)
Proceeds from sale of property and equipment	25	37
Net cash used for investing activities	(458)	(212)
Financing activities
Payments on long-term debt	(35)	(35)
Payments on capital leases	(4)	(22)
Debt issuance costs	(188)	—
Net cash used for financing activities	(227)	(57)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	209	285
Net change in cash, cash equivalents, and restricted cash	(5,322)	179
Cash, cash equivalents, and restricted cash at beginning of period	22,178	28,155
Cash, cash equivalents, and restricted cash at end of period	$16,856	$28,334

Supplemental disclosure of noncash investing and financing activities
Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$814	$131
Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$113	$395
Property and equipment acquired through financing arrangements	$14	$48
Property and equipment included in accounts payable	$49	$25
Property and equipment included in accrued expenses and other current liabilities	$50	$—
Debt issuance costs included in accrued expenses and other current liabilities	$76	$—

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The ExOne Company Reports 2018 First Quarter Results

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The ExOne Company

Additional Information

(Unaudited)

Machine Sales by Type

	Quarter Ended
	March 31,
	2018	2017
S-Max®	3	4
M-Flex®	—	1
Innovent®	3	—
	6	5

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The ExOne Company Reports 2018 First Quarter Results

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The ExOne Company

Adjusted Non-machine Revenue and Adjusted Revenue Reconciliation

(in millions)

(Unaudited)

	Quarter Ended
	March 31,				% Change
Revenue by Product Line	2018		2017
3D Printing Machines	$4.5	38%	$4.3	40%	6%

3D Printed and Other Products, Materials and Services	7.4	62%	6.6	63%	12%
Less: Revenue associated with exited specialty machining operations in April 2017	—	0%	(0.3)	(3%)	(100%)
Adjusted Non-machine	7.4	62%	6.3	60%	17%
Total Adjusted Revenue	$11.9	100%	$10.6	100%	13%

Adjusted Non-machine Revenue and Adjusted Revenue are non-GAAP measures. ExOne management believes that, when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), Adjusted Non-machine Revenue and Adjusted Revenue assist in the understanding of its financial results.

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended
	March 31,
	2018	2017
Net loss	$(6.4)	$(6.8)
Interest expense	0.0	0.0
Provision for income taxes	0.0	—
Depreciation and amortization	1.5	2.3
Equity-based compensation	0.4	0.6
Other (income) expense ̶ net	(0.0)	0.1
Adjusted EBITDA	$(4.5)	$(3.8)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under GAAP) plus interest expense, provision for income taxes, depreciation and amortization, equity-based compensation, and other (income) expense  ̶  net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP.  Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA.  ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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